[] AMERITAS VARIABLE LIFE                                                 1010V
    INSURANCE COMPANY (AVLIC)   APPLICATION FOR VARIABLE ANNUITY
                                ONE AMERITAS WAY, P.O. Box 82550
                                    LINCOLN, NE 68501-2550

                                              Please print clearly in black ink.
Product Name: __________________                  This form will be photocopied.
--------------------------------------------------------------------------------

1  ANNUITANT                  _______________________  ________________________
   If no Policy Owner is      Name: Last / First / MI      Social Security  #
   specified in section 2,
   the Annuitant will be the  _______________________  ________________________
   Policy Owner.                     Address           Date of Birth: mo.day yr.

                              _______________________  ________________________
                                  City/State/Zip          Birthplace (State)

                             (______)_________________
                                  Daytime Phone #        []  Male    []  Female

-------------------------------------------------------------------------------

2 POLICY OWNER                 ___________________________________________      __________________________
  Complete only if different   Full Name                                        Social Security #/Tax ID #
  from the Annuitant.
 (IF A TRUST, GIVE TRUSTEE(S), _________________________ [ ] Male [ ] Female    __________________________
  TRUST NAME & TRUST DATE)     Relationship to Annuitant                        Date of Birth: mo.day yr.

                               ___________________________________________      __________________________
                               Address                                          Trust Date: mo. day  yr.
 All notices will be sent
 to this address.              ___________________________________________      __________________________
                               City/State/Zip                                   Daytime Phone #

--------------------------------------------------------------------------------
3  BENEFICIARY
   Unless otherwise indicated, ______________________ __________________________
   multiple beneficiaries            Primary                Contingent
   will be paid equally or
   to the surviving            ______________________ __________________________
   beneficiaries.                 Relationship to           Relationship to
                                     Annuitant                 Annuitant

--------------------------------------------------------------------------------
                                                  UNISEX:
                                                  ------
4  TYPE OR PLAN      [] Nonqualified       [] 403(b) TSA       [] 401(k) Profit
   APPLYING FOR      [] 457 Deferred Comp  [] 401(a) Pension      Sharing
                                              /Profit Sharing  [] 408(b) IRA
                                                               [] 408(k)SEP-IRA
--------------------------------------------------------------------------------
5  INITIAL PAYMENT*   $____ Paid with this [] 1035     $____
   Please indicate          application.   [] Transfer $____
   if any part of     $____ Tax year for   [] Rollover $____
   the total payment        payment.       [] Direct   $____
   will be from                               Rollover       Total Payment $____
   other sources.
--------------------------------------------------------------------------------

6  ALLOCATION
   Whole percentages only,
   must total 100%.
   If Dollar Cost Averaging, a      ______________________%       _______________________%     ____________________%
   portion must be invested in
   the VIPF Money Market            ______________________%       _______________________%     ____________________%
   Fund and the Dollar Cost
   Averaging section of the         ______________________%       _______________________%     ____________________%
   Optional Program form
   completed.                       ______________________%       _______________________%     ____________________%

                                    ______________________%       _______________________%

                                    ______________________%       _______________________%

                                    ______________________%       _______________________%

                                    ______________________%       _______________________%     Total            100%

--------------------------------------------------------------------------------
7  TELEPHONE AUTHORIZATION  I hereby  authorize  and   direct  AVLIC   to   make
   Unless waived, the       allowable  transfers of  funds or  reallocation   of
O  Policy Owner and         net  premiums  among  available  subaccounts  or  to
P  Representative will      complete  other  financial  transactions as  may  be
T  have transfer            allowed   by   AVLIC   at  the   time  of   request,
I  authorization            based upon  instructions received by  telephone from
O                           (a) myself,  as Policy  Owner,  (b)  my   Registered
N [] I elect NOT to have Representative in Section 17 below, and (c) the A telephone transfer person(s) named below. AVLIC will not be liable for
L     authorization.        following   instructions  communicated  by telephone
                            that it reasonably believes  to  be genuine.   AVLIC
   [] I elect NOT to have   will  employ   reasonable   procedures,    including
      my Registerd Rep      requiring  the   policy  number  to  be stated, tape
      have transfer         recording   all   instructions,  and mailing written
      authorization         confirmations.  If AVLIC does not employ  reasonable
                            procedures to confirm that instructions communicated
                            by telephone are genuine, AVLIC  may  be  liable for
                            any  losses  due   to   unauthorized  or  fraudulent
                            instructions.

                            Name per (c) above:_____________ SS# _______________
                            Address:____________________________________________
                                         (This is not to be used for Fee
                                          Advisor authorization)

                            I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the earlier of (1) revocation by the Policy Owner is received in written form or by telephone by AVLIC or (2) AVLIC discontinues this privilege.
_______________________________________________________________________________
     *ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY.           031897P

  DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

VA REV. 9-96                                                   PAGE 1 OF 2 PAGES

--------------------------------------------------------------------------------
8  REPLACEMENT               Will  the  proposed  policy replace  or change any
                             existing annuity or insurance policy?  [] YES []NO

                             Company Name _____________________________________
                             Type of Policy _____________ Year of Issue________
--------------------------------------------------------------------------------
9  ANNUITY DATE []              I  wish  to  choose an  optional annuity date as
   New annuity date must        shown below. If  no date is elected, the  normal
   be at least 5 years          annuity  date  is the later of 5 policy years or
   after the policy date.       age 85.
                                Date:   Month ________   Year _________

--------------------------------------------------------------------------------
10 OWNER'S
   DESIGNATED                ___________________________________________________
   BENEFICIARY           []   Name: Last/First/MI
   If the Policy Owner is
   not the Annuitant,
   please indicate if you     __________________________________________________
   want to  name an           Address                    City/State/Zip
   Owner's Designated
   Beneficiary.
--------------------------------------------------------------------------------
11 SPECIAL INSTRUCTIONS

--------------------------------------------------------------------------------
12 ENDORSEMENTS/              THIS SPACE WILL NOT BE USED IN  MD, PA, WV OR  ANY
   CORRECTIONS                OTHER STATE IF NOT ALLOWED BY STATUTE OR INSURANCE
                              DEPARTMENT  REGULATIONS. HOME  OFFICE  USE   ONLY.
--------------------------------------------------------------------------------
13 AGREEMENTS                 I  understand  that:  a) policy  values not in the
                              Fixed   Account   may   increase  or  decrease  in
                              accordance   with  the  experience of the selected
                              investment options of the Separate Account; b) the
                              amount of the benefit payable on surrender  is not
                              guaranteed, but is dependent on the then surrender
                              value;  and  c) this  policy  meets  my investment
                              objectives  and   anticipated   financial   needs.
--------------------------------------------------------------------------------
14 DISCLOSURES                I  HEREBY  ACKNOWLEDGE  RECEIPT  OF  THE   CURRENT
   Included within the        PROSPECTUS   INCLUDING  ANY   ADVANCE   DISCLOSURE
   policy prospectus are      REQUIRED IF THIS  APPLICATION IS FOR  A  QUALIFIED
   specific required          PLAN.
   disclosures for certain
   qualified plans.           In addition, if this  application  is for a 401(a)
[] Check here if you wish     PENSION/PROFIT  SHARING  PLAN  OR  OTHER  EMPLOYEE
   to receive a copy of the BENEFIT PLAN, as trustee and/or independent Statement of Additional fiduciary of the Plan: a) I hereby approve the
   Information                purchase of  this  policy  on  behalf of the Plan;
                              and b) I  understand  the   nature   of  the Sales
                              Representative's/Agent's   relationship  to  AVLIC
                              and  the  compensation  which  will be paid to the
                              Sales Representative/Agent.
--------------------------------------------------------------------------------
15 SUBSTITUTE W-9             I certify under  penalty of perjury  that:  1) the
   CERTIFICATION              number shown on this  form is my correct  taxpayor
                              identification   number  (or  I   am waiting for a
                              number to be issued to me); and 2) I am not subject to backup withholding because: a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
                              c) the IRS has notified me that I am no longer subject to backup withholding.

                              You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

                              THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR
                              CONSENT  TO  ANY  PROVISION OF THIS DOCUMENT OTHER
                              THAN  THE  CERTIFICATIONS REQUIRED TO AVOID BACKUP
                              WITHHOLDING.
--------------------------------------------------------------------------------
16 SIGNATURES                 I represent  to  the  best  of  my  knowledge  and
   NOTE: PAYMENTS OR          belief  that  all  statements  and answers in this
   ACCUMULATION VALUES        application  are  complete and true. It is further
   OF THE PROPOSED POLICY     agreed  that  these  statements  and  answers will
   ARE VARIABLE AND ARE NOT   become a part of the policy when issued.
   GUARANTEED AS TO FIXED
   DOLLAR AMOUNTS.            Dated at (City, State)______ On this Date _______

                              X_____________________    X______________________
                               Signature of Proposed     Signature of  Owner  if
                               Annuitant                 not Proposed Annuitant,
                               (Parent or Guardian       Parent or Guardian  (If
                               if Juvenile)              a Corporation or Trust,
                                                         show full name)

                              X_________________________________________________
                               Signature(s) and Title of Officer or Trustee(s)
--------------------------------------------------------------------------------
17 REPRESENTATIVE'S/          Do  you  have  any  knowledge or reason to believe
   AGENTS STATEMENT           that replacement of  existing insurance or annuity
                              coverage may be involved?
                              []YES []NO  (IF YES, GIVE DETAILS IN SECTION 8 AND
                              COMPLETE ANY STATE REQUIRED REPLACEMENT FORMS.)

                              I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus was delivered; and (3) I have reasonable grounds to believe the purchase of the policy is suitable for the owner.

                              __________________________________________________
                              Signature of Registered       Florida Agents only-
                              Representative/Agent          Provide FL License #

                              __________________________
                              Print Name Here
--------------------------------------------------------------------------------

ATTENTION  RESIDENTS IN THE  STATES OF  COLORADO,  FLORIDA,  KENTUCKY,  OHIO AND
PENNSYLVANIA:  PLEASE READ THE FOLLOWING STATEMENTS:

NOTE FOR COLORADO RESIDENTS: IF IT UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY
INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR AGENT OF AN INSURANCE COMPANY WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO A POLICY HOLDER OR CLAIMANT FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE POLICY HOLDER OR CLAIMANT WITH REGARD TO A SETTLEMENT OR AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT OF REGULATORY AGENCIES.

NOTE FOR FLORIDA RESIDENTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

NOTE FOR KENTUCKY RESIDENTS: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD.

NOTE FOR OHIO RESIDENTS: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD.

NOTE FOR PENNSYLVANIA RESIDENTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL OR CIVIL PENALTIES.
--------------------------------------------------------------------------------
18  SUITABILITY             Applicants  are urged to supply information in order
    INFORMATION             that the agent  may make an informed judgement as to
    Complete in Proposed the suitability for a particular purchaser of a (Owner's) Applicant's variable annuity. Applicants are not required to
    presence.               divulge such items of information.  If the Applicant
                            chooses not to do so, the agent must complete the following items to the best of his/her knowledge.
                            IF  THE  APPLICANT  IS  NOT  THE PROPOSED ANNUITANT,
                            QUESTIONS  A,  B,  C,  AND D APPLY TO THE APPLICANT.

                            [ ] Check  this  box  if   the  information was  not
                               provided by the Applicant.

                            a. Income for the past 12 months    $______________
                            b. Projected income for the
                                 next 12 months                 $______________
                            c. Tax Bracket                       ______________%
                            d. Approximate net worth
                                 (excluding home)               $______________
                            e. Is Proposed Annuitant a citizen  [ ] Yes  [ ] No
                                 of the United States (IF NO,
                                 EXPLAIN)
                            f. Is the Proposed Annuitant in     [ ] Yes  [ ] No
                                 good health on the application
                                 date?
                                 (IF NO, EXPLAIN)

-------------------------------------------------------------------------------
19  POLICY DELIVERY    Send to: [ ] Owner [ ] Representative (IF NOT COMPLETED,
                          POLICY WILL BE SENT TO OWNER.)
--------------------------------------------------------------------------------
20  REPRESENTATIVE/    Schedule Type: [ ] A [ ] B (IF NOT COMPLETED, SCHEDULE A
    DEALER             will be used.)
    INFORMATION
                       _________________________________________________________
                       Representative Name (PLEASE PRINT)              Code

                       _________________________________________________________
                       Representative Name (PLEASE PRINT)              Code

                       _________________________________________________________
                       Agency/Broker Dealer (PLEASE PRINT)             Code
--------------------------------------------------------------------------------
21  QUESTIONS??        If Ameritas has questions concerning this application,
                       whom should we call at your office?

                                                     (   )
                       __________________________ at _______________________
                       Name (PLEASE PRINT)            Representative's Phone

                                                  Fax #: ______________________

                       If you have questions completing this application or any
                       other    supporting    documentation,    please    call:
                       1-800-634-8353
-------------------------------------------------------------------------------
22  MAIL               Ameritas Variable Life          OVERNIGHT DELIVERIES:
    APPLICATION TO:        Insurance Company           Ameritas Variable Life
                       One Ameritas Way                   Insurance Company
                       P.O. Box 82550                  5900 O Street
                       Lincoln, NE  68501-2550         Lincoln, Nebraska  68510
                       FAX#: 800-229-1436              MAIL ORIGINAL TO ABOVE
                                                         ADDRESS.
-------------------------------------------------------------------------------